QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2002

MICROVISION, INC.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-21221 (Commission File Number)	91-1600822 (IRS Employer Identification No.)
19910 North Creek Parkway Bothell, Washington (Address of Principal Executive Office)		98011 (Zip Code)

Registrant's telephone number, including area code: (425) 415-6847

Item 5. Other Events.

        Microvision, Inc. (the "Company") is offering 686,499 shares of the Company's common stock, no par value per share (the "Common Stock"), for $4.37 per share and warrants exercisable for 137,300 shares of the Company's Common Stock at $6.56 per share. The shares and warrants have been registered on the Company's Registration Statement on Form S-3, registration no. 333-76432. The purpose of this Current Report is to file the legal opinion and agreement with Olympus Securities LLC.

Item 7. Financial Statements and Exhibits.

  c)
  Exhibits.

  4.1
  Form of Warrant(1)

  5.1
  Legal Opinion

  10.1
  Form of Stock Purchase Agreement(1)

  10.2
  Agreement with Olympus Securities LLC dated August 23, 2002

  23.1
  Consent of Stoel Rives LLP (see Exhibit 5.1)

(1)
Incorporated by reference to the Company's Current Report on Form 8-K for the event of July 22, 2002, as filed on July 23, 2002.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.
By:	/s/ RICHARD F. RUTKOWSKI
Richard F. Rutkowski Chief Executive Officer

Date: August 27, 2002

3

QuickLinks

  Item 5. Other Events.
  Item 7. Financial Statements and Exhibits.
SIGNATURES